UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report – December 2, 2013
(Date of earliest event reported)

QEP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-36047	80-0918184
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 500, Denver, Colorado 80265
(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 672-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2013, the Board of Directors of QEP Midstream Partners GP, LLC, (the “General Partner") the general partner of QEP Midstream Partners, LP (the "Partnership"), appointed Richard J. Doleshek, age 55, to serve as Chief Accounting Officer of the General Partner. As previously disclosed, Kendall K. Carbone, the General Partner’s former Chief Accounting Officer, resigned from her positions effective as of November 22, 2013.

Mr. Doleshek was appointed as a Director, Executive Vice President and Chief Financial Officer of the General Partner in April 2013. Mr. Doleshek has served as Executive Vice President, Chief Financial Officer and Treasurer of QEP Resources, Inc. ("QEP") since June 2010. He served as Executive Vice President, Chief Financial Officer of Questar Corporation from 2009 until QEP's spin-off in June 2010. Prior to joining QEP, Mr. Doleshek was Executive Vice President and Chief Financial Officer of Hilcorp Energy Company from 2001 to 2009. There is no arrangement or understanding between Mr. Doleshek and any other persons pursuant to which he was selected as an officer. Mr. Doleshek has no family relationship with any director or executive officer of the Company and has not been involved in any related person transactions that would require disclosure pursuant to Item 404(a) of Regulation S-K. Mr. Doleshek participates in various executive compensation plans as previously disclosed in the Partnership's Registration Statement on Form S-1, effective August 8, 2013, as filed with the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
QEP Midstream Partners, LP
(Registrant)

By:	QEP Midstream Partners GP, LLC,
its general partner

December 3, 2013
/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and
Chief Financial Officer